UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2019 (March 13, 2019)

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On March 13, 2019, EQM Midstream Partners, LP, a Delaware limited partnership (“EQM”) and a subsidiary of Equitrans Midstream Corporation, a Pennsylvania corporation (“ETRN”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with North Haven Infrastructure Partners II Buffalo Holdings, LLC, a Delaware limited liability company (“NHIP”) and an affiliate of Morgan Stanley Infrastructure Partners, pursuant to which EQM will acquire from NHIP (i) a 60% interest in Eureka Midstream Holdings, LLC, a Delaware limited liability company (“Eureka”), and (ii) a 100% interest in Hornet Midstream Holdings, LLC, a Delaware limited liability company (“Hornet” and, together with Eureka, the “Acquired Entities”), for a cash purchase price of approximately $1.03 billion (the “Acquisition Purchase Price”), subject to certain adjustments set forth in the Purchase and Sale Agreement, including adjustments for the assumption of certain indebtedness of the Acquired Entities (the “Acquisition”). In connection with the entry into the Purchase and Sale Agreement, EQM deposited $50.0 million with an escrow agent (the “Deposit”), which will be credited towards the Acquisition Purchase Price at the closing of the Acquisition (the “Acquisition Closing”).

The Acquisition Closing is expected to occur in mid-April 2019.  The Acquisition Closing is subject to the completion of customary closing conditions, including, among others, (i) the absence of certain legal impediments to the consummation of the Acquisition; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of any event or occurrence between the date of the signing of the Purchase and Sale Agreement and the Acquisition Closing that would reasonably be expected to have a material adverse effect on the assets, business or results of operations of the Acquired Entities, taken as a whole; (iv) the parties’ performance, in all material respects, of their respective obligations under the Purchase and Sale Agreement; (v) subject to specified materiality standards, the accuracy of the parties’ respective representations and warranties as of the Acquisition Closing; (vi) the entry into an assignment agreement by and between EQM and NHIP, pursuant to which NHIP will assign its interests in the Acquired Entities to EQM; and (vii) the entry into an addendum agreement by and between EQM and Eureka, pursuant to which EQM will be admitted as a member of Eureka.

EQM and NHIP have made customary representations and warranties in the Purchase and Sale Agreement. The Purchase and Sale Agreement also contains customary covenants and agreements, including covenants and agreements relating to, among other things, (i) the conduct of the business of each of the Acquired Entities between the date of the signing of the Purchase and Sale Agreement and the Acquisition Closing and (ii) the efforts of the parties to cause the Acquisition to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act, if applicable. Pursuant to the terms of the Purchase and Sale Agreement, EQM and NHIP have agreed to use their commercially reasonable efforts to take all actions reasonably necessary and appropriate in connection with the HSR Act to consummate the Acquisition no later than on August 15, 2019.

NHIP has also agreed to, and will cause (or use commercially reasonable efforts to cause, as applicable) its controlled affiliates, the Acquired Entities and their respective subsidiaries to, cease all ongoing discussions or negotiations with respect to, or any proposal likely to result in, a direct or indirect acquisition of the Acquired Entities or their respective subsidiaries by a third party in one or more transactions. NHIP has also agreed not to, and will cause (or use commercially reasonable efforts to cause, as applicable) its controlled affiliates, the Acquired Entities and their respective subsidiaries not to, directly or indirectly solicit competing acquisition proposals or offers or to enter into discussions or negotiations concerning, or provide confidential information in connection with, a direct or indirect acquisition of the Acquired Entities or their respective subsidiaries by a third party in one or more transactions.

EQM and NHIP have agreed to indemnify each other against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase and Sale Agreement, subject to certain negotiated limitations and survival periods. Additionally, in connection with the Acquisition Closing, EQM will obtain a buyer-side representation and warranty insurance policy to provide coverage for breaches of representations and warranties of NHIP contained in the Purchase and Sale Agreement, which policy will be subject to certain exclusions, deductibles, and other terms and conditions set forth therein. Pursuant to the Purchase and Sale Agreement, up to $3.0 million of EQM’s costs to obtain such policy will be deducted from the Acquisition Purchase Price.

The Purchase and Sale Agreement may be terminated, subject to certain exceptions, (i) upon the mutual written consent of EQM and NHIP, (ii) if the Acquisition Closing has not occurred by June 15, 2019 (or August 15, 2019 under certain conditions), (iii) for certain material breaches of representations and warranties or covenants that remain uncured or (iv) upon the occurrence of certain other events specified in the Purchase and Sale Agreement. Subject to certain exceptions, the parties have agreed to instruct the escrow agent to release the Deposit to NHIP in the event that the Purchase and Sale Agreement is terminated prior to the Acquisition Closing.

The foregoing summary of the Purchase and Sale Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and incorporated by reference herein.

Convertible Preferred Unit Purchase Agreement

On March 13, 2019, EQM entered into a Convertible Preferred Unit Purchase Agreement (the “Purchase Agreement”) with certain affiliates of  BlackRock, Inc., GSO Capital Partners LP, Magnetar Financial LLC, The Carlyle Group and Foundation Infrastructure Partners (collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 22,554,851 Series A Perpetual Convertible Preferred Units representing limited partner interests in EQM (the “Series A Preferred Units”) for a cash purchase price of $48.77 per Series A Preferred Unit (the “Series A Preferred Unit Purchase Price”), resulting in total gross proceeds of approximately $1.10 billion.

The Private Placement is expected to close substantially concurrent with the Acquisition Closing (the “Private Placement Closing”), subject to the delivery of customary closing deliverables and certain closing conditions, including, among others: (i) the continued accuracy of the representations and warranties contained in the Purchase Agreement; (ii) the performance by each party of its respective obligations under the Purchase Agreement; (iii) the absence of any suit, action or proceeding by any governmental authority restraining, precluding, enjoining or prohibiting the Private Placement; (iv) the closing of the Acquisition either prior to or concurrently with the Private Placement Closing; and (v) the execution of certain agreements and delivery of certain documents related to the Private Placement, including the Fourth Amended and Restated Agreement of Limited Partnership of EQM (the “Amended Partnership Agreement”) and a registration rights agreement to be entered into by and among EQM and the Purchasers (the “Registration Rights Agreement”), each in substantially the form attached as an exhibit to the Purchase Agreement.

Net proceeds to EQM upon the Private Placement Closing, after deducting offering and transaction expenses, are expected to be approximately $1.06 billion. EQM intends to use the net proceeds from the Private Placement to fund the Acquisition Purchase Price, to pay certain fees and expenses related to the Acquisition and for general partnership purposes.

The Purchase Agreement contains customary representations, warranties and covenants of EQM and the Purchasers. EQM, on the one hand, and the Purchasers, on the other hand, have agreed to indemnify each other and their respective officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, in connection with the Private Placement Closing, EQGP Services, LLC, a Delaware limited liability company and the general partner of EQM (the “General Partner”), will execute the Amended Partnership Agreement in substantially the form attached as an exhibit to the Purchase Agreement to, among other things, authorize and establish the rights and preferences of the Series A Preferred Units and make certain other changes as the General Partner has determined are necessary and appropriate in connection with the issuance of the Series A Preferred Units. The Series A Preferred Units are a new class of security that will rank pari passu with any other outstanding class or series of preferred limited partner interests and senior to all common units representing limited partner interests in EQM (the “Common Units”) and Class B units representing limited partner interests in EQM with respect to distribution rights and rights upon liquidation. The Series A Preferred Units will vote on an as-converted basis with the Common Units and will have certain other class voting rights with respect to any amendment to the Amended Partnership Agreement or EQM’s certificate of limited partnership that would be adverse (other than in a de minimis manner) to any of the rights, preferences or privileges of the Series A Preferred Units.

The holders of the Series A Preferred Units will receive cumulative quarterly distributions at a rate of $1.0364 per Series A Preferred Unit per quarter for the first twenty distribution periods, and thereafter the quarterly distributions on the Series A Preferred Units will be an amount per Series A Preferred Unit for such quarter equal to (i) the Series A Preferred Unit Purchase Price, multiplied by (ii) a percentage equal to the sum of (A) the greater of (x) the 3-month LIBOR as of the second London banking day prior to the beginning of the applicable quarter and (y) 2.59%, and (B) 6.90%, multiplied by (iii) 25%. EQM will not be entitled to pay any distributions on any junior securities, including any of the Common Units, prior to paying the quarterly distribution payable to the Series A Preferred Units, including any previously accrued and unpaid distributions.

Each holder of the Series A Preferred Units may elect to convert all or any portion of the Series A Preferred Units owned by it into Common Units initially on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but not been paid when due and partial period distributions (referred to as the “conversion rate”), at any time (but not more often than once per fiscal quarter) after the second anniversary of the Private Placement Closing (or earlier liquidation, dissolution or winding up of EQM), provided that any conversion is for at least $30 million (calculated based on the closing price of the Common Units on the trading day preceding notice of the conversion) or such lesser amount if such conversion relates to all of a holder’s remaining Series A Preferred Units.

EQM may elect to convert all or any portion of the Series A Preferred Units into Common Units at any time (but not more often than once per quarter) after the second anniversary of the Private Placement Closing if (i) the Common Units are listed for, or admitted to, trading on a national securities exchange, (ii) the closing price per Common Unit on the national securities exchange on which the Common Units are listed for, or admitted to, trading exceeds 140% of the Series A Preferred Unit Purchase Price for the 20 consecutive trading days immediately preceding notice of the conversion, (iii) the average daily trading volume of the Common Units on the national securities exchange on which the Common Units are listed for, or admitted to, trading exceeds 500,000 Common Units for the 20 consecutive trading days immediately preceding notice of the conversion, (iv) EQM has an effective registration statement on file with the Securities and Exchange Commission covering resales of the Common Units to be received by such holders upon any such conversion and (v) EQM has paid all accrued quarterly distributions in cash to the holders.

Upon certain events involving a Series A Change of Control (as defined in the Amended Partnership Agreement) in which more than 90% of the consideration payable to the holders of the Common Units is payable in cash, the Series A Preferred Units will automatically convert into Common Units at a conversion ratio equal to the higher of (a) the then applicable conversion rate and (b) the quotient of (i) the sum of (A) the Series A Preferred Unit Purchase Price multiplied by (1) a premium factor (ranging from 115% to 101% depending on when such transaction occurs) plus (B) any unpaid distributions on such date and any partial period distribution with respect to the Series A Preferred Units for the quarter in which the conversion occurs, divided by (ii) the volume weighted average price (“VWAP”) of the Common Units for the 30-day period ending immediately prior to the execution of definitive documentation relating to such Series A Change of Control.

In connection with other Series A Change of Control events that do not satisfy the 90% cash consideration threshold described above, in addition to certain other conditions, each holder of Series A Preferred Units may elect to (a) convert all, but not less than all, of its Series A Preferred Units into Common Units at the then applicable conversion rate, (b) if EQM is not the surviving entity (or if EQM is the surviving entity, but the Common Units will cease to be listed), require EQM to use commercially reasonable efforts to cause the surviving entity in any such transaction to issue a substantially equivalent security (or if EQM is unable to cause such substantially equivalent securities to be issued, to convert into Common Units at a premium based on a specified formula subject to aggregate return limitations or to be converted in accordance with clause (a) above or redeemed in accordance with clause (d) below), (c) if EQM is the surviving entity, continue to hold the Series A Preferred Units or (d) require EQM to redeem the Series A Preferred Units at a price per unit equal to 101% of the Series A Preferred Unit Purchase Price, plus accrued and unpaid distributions on the applicable Series A Preferred Units and any partial period distribution for the quarter in which the redemption occurs, which redemption price may be payable in cash, Common Units or a combination thereof at the election of the General Partner (and, if payable in Common Units, such Common Units will be issued at 95% of the VWAP of the Common Units for the 20-day period ending on the fifth trading day immediately preceding the consummation of the Series A Change of Control).  Any holder of Series A Preferred Units that requires EQM to redeem its Series A Preferred Units pursuant to clause (d) above will have the right to withdraw such election with respect to all, but not less than all, of its Series A Preferred Units at any time prior to the fifth trading day immediately preceding the consummation of the Series A Change of Control and instead elect to be treated in accordance with any of clauses (a), (b) or (c) above.

Pursuant to the terms of the Purchase Agreement, in connection with the Private Placement Closing, EQM has agreed to enter into the Registration Rights Agreement in substantially the form attached as an exhibit to the Purchase Agreement pursuant to which, among other things, EQM will give the Purchasers certain rights to require EQM to file and maintain one or more registration statements with respect to the resale of the Series A Preferred Units and the Common Units that are issuable upon conversion of the Series A Preferred Units, and to require EQM to initiate underwritten offerings for the Common Units that are issuable upon conversion of the Series A Preferred Units.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

The information regarding EQM’s issuance of Series A Preferred Units in connection with the Private Placement set forth in Item 1.01 of this Report is incorporated by reference into this Item 3.02.

The Series A Preferred Units to be issued pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 7.01.                                        Regulation FD Disclosure.

On March 14, 2019, ETRN and EQM issued a joint news release announcing EQM’s entry into each of the Purchase and Sale Agreement and the Purchase Agreement. A copy of the news release containing the announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additionally, on March 14, 2019, ETRN and EQM provided supplemental information regarding the Acquisition in a presentation to investors, which has been made available on ETRN’s website under the Investors tab.

The information in this Item 7.01 of this Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Information

The Series A Preferred Units to be sold in the Private Placement have not been registered under the Securities Act, or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Disclosures in this Report contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this Report specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including whether the Acquisition and the Private Placement will be completed, as expected or at all, and the timing of the Acquisition Closing and the Private Placement Closing; and whether the conditions to the Acquisition and the Private Placement can be satisfied. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of ETRN’s Form 10-K for the year ended December 31, 2018, as updated by any subsequent Form 10-Qs.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. ETRN assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of March 13, 2019, by and between EQM Midstream Partners, LP and North Haven Infrastructure Partners II Buffalo Holdings, LLC

10.1*	Convertible Preferred Unit Purchase Agreement, dated as of March 13, 2019, by and among EQM Midstream Partners, LP and the Purchasers party thereto

99.1	News Release, dated as of March 14, 2019, issued by Equitrans Midstream Corporation and EQM Midstream Partners, LP

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Equitrans Midstream Corporation hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: March 14, 2019	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer